UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2015

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2015, William Lyon Homes, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with entities affiliated with Luxor Capital Group, LP (collectively, the “Selling Stockholder”), and Credit Suisse Securities (USA) LLC (the “Underwriter”), relating to the sale by the Selling Stockholder of an aggregate amount of 2,000,000 shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Shares”). The Shares were purchased by the Underwriter from the Selling Stockholder at a price of $23.75 per Share. The offering of the Shares closed on August 19, 2015. The Company did not sell any Shares in this offering or receive any proceeds from this offering.

The offering described in this current report on Form 8-K was effected under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on March 20, 2014 (File No. 333-194517).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference in this Item 8.01.

On August 13, 2015, the Company issued a press release announcing the proposed offering. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 13, 2015, among the Company, entities affiliated with Luxor Capital Group, LP, and Credit Suisse Securities (USA) LLC.

99.1	Press Release dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2015

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom

Its:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 13, 2015, among the Company, entities affiliated with Luxor Capital Group, LP, and Credit Suisse Securities (USA) LLC.

99.1	Press Release dated August 13, 2015.